Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

FORT WORTH DIVISION

IN RE:	§	Chapter 11
§
KITTY HAWK, INC., et al.	§	Case No. 400-42069-BJH and
	§	Case Nos. 400-42141 through
Debtors	§	Case No. 400-42149
§
	§	Jointly Administered Under
	§	Case No. 400-42141-BJH
	§	Hearing Held January 29, 2003

ORDER GRANTING SECOND MOTION TO MODIFY DEBTORS’ FINAL

JOINT PLAN OF REORGANIZATION

On this day, came on for consideration the Second Motion to Modify Debtors’ Joint Plan of Reorganization (the “Motion”) filed by Kitty Hawk, Inc. (“Kitty Hawk”), Kitty Hawk Aircargo, Inc. and Kitty Hawk Charters, Inc., the Reorganized Debtors under the Debtors’ Final Plan of Reorganization (the “Plan”) confirmed by this Court on August 5, 2002. As an initial matter, the Court notes that no party objected to the relief requested in the Motion. After considering the pleadings, the evidence presented and the arguments of counsel, the Court finds as follows:

1.    The Reorganized Debtors provided notice of the Motion to all parties requesting notice in these cases and to the affected parties, including the affected beneficial owners of the Senior Notes.

2.    The Plan provides for the distribution of 81% of the Reorganized Debtors’ New Common Stock to be distributed to the holders of the Senior Notes (the “Noteholders”). The remainder of the New Common Stock will be distributed to general unsecured creditors and Pegasus Aviation, Inc. and its affiliates (“Pegasus”).

Order Granting Second Motion to Modify Debtors’

Final Joint Plan of Reorganization

Exhibit 99.1

3.    One of the Reorganized Debtors, Kitty Hawk Aircargo, Inc. (“Aircargo”) is a Part 121 certificated air carrier subject to the jurisdiction and regulations of the Department of Transportation (the “DOT”). The proposed distribution of New Common Stock to the Noteholders under the Plan caused the U.S. Department of Transportation to express some concern that non-U.S. citizens will own more stock in Aircargo, a U.S. air carrier, than is permitted by federal law. Under federal law as interpreted by the DOT, at least 75% of the voting stock of a U.S. air carrier must be owned and controlled by U.S. citizens. In determining ownership of a U.S. carrier, the DOT looks to the ownership of the ultimate parent corporation of the carrier, which in this case is Kitty Hawk. Pursuant to the Plan, 81% of the New Common Stock of Kitty Hawk would be distributed to the Noteholders. A significant portion of the Senior Notes is held by investment funds that are partnerships with one or more non-U.S.-citizen limited partners. The DOT believes these investment funds do not qualify under federal law as U.S. citizens because one or more partners are not U.S. citizens. Even though the Company’s Second Amended and Restated Certificate of Incorporation limits the voting power of non-U.S. citizens to 22.5% of the Company’s total voting power, the DOT was nevertheless concerned that non-U.S. citizen ownership of New Common Stock would exceed the amount permitted under federal law if all of the 40,500,000 shares of New Common Stock were distributed to the holders of the Senior Notes.

4.    After exhausting alternative ways to allay the DOT concerns, the Reorganized Debtors sought authority to amend the Plan to address the concern raised by the DOT. The only potentially material, rather than technical, modification of the Plan proposed by the Reorganized Debtors affects those Noteholders who are non-U.S. citizens. Kitty Hawk has determined the identity and citizenship (under DOT interpretations) of the beneficial holders of the Senior Notes

Order Granting Second Motion to Modify Debtors’

Final Joint Plan of Reorganization

Exhibit 99.1

through a Notice to, and Request for Information From, Beneficial Owners of 9.95% Senior Secured Notes Due 2004 (CUSIP No. 498326 AC 1) of Kitty Hawk, Inc. (the “Noteholder Notice”). Kitty Hawk proposes to modify the Plan to provide that the Noteholders who are non-U.S. citizens will receive, in the aggregate (i) their pro rata share of 21.5% of the New Common Stock, and (ii) Warrants to purchase the same number of shares of New Common Stock that they would otherwise be entitled to receive pursuant to the Plan if they were U.S. citizens. For example, each Noteholder is entitled to its pro rata share of 81% of the New Common Stock. If a Noteholder that is a non-U.S. citizen is entitled to X number of shares of New Common Stock based on its pro rata share of 81% of the New Common Stock, the Noteholder that is a non-U.S. citizen will receive Warrants to purchase the number of shares of New Common Stock equal to X minus the Noteholder’s share of the 21.5% of New Common Stock being distributed to Noteholders who are non-U.S. citizens. In connection with this modification, the Reorganized Debtors seek authority to issue the Warrants and to make the Warrants subject to the registration exemption provided by 11 U.S.C. §1145. They further seek authority to amend Kitty Hawk’s articles of incorporation to reduce the par value of the New Common Stock so the Warrants can be exercised at a de minimus exercise price.

5.    The evidence suggests and Kitty Hawk believes that the proposed issuance of Warrants to non-U.S. citizens in lieu of New Common Stock in excess of 21.5% of the New Common Stock will satisfy the concerns raised by the DOT.

6.    Counsel for the Reorganized Debtors represented to the Court that she had personally communicated with each affected group of Noteholder funds and that representatives of each group of funds indicated its willingness to allow her to inform the Court that the affected Noteholders had no opposition to the modification.

Order Granting Second Motion to Modify Debtors’

Final Joint Plan of Reorganization

Exhibit 99.1

7.    The proposed modification provides the affected Noteholders with essentially the same consideration as that provided by the Plan. All creditors receiving New Common Stock who are non-U.S. citizens were always subject to a reduction in their voting rights as a result of the limitation on the voting rights of non-U.S. citizens in the Company’s certificate of incorporation. Because of this limitation, the Warrants give the Noteholders essentially the same rights as the New Common Stock. The Warrants are transferable, can be exercised by a U.S. citizen, and have a de minimus exercise price of only $0.000001 per share. The Warrants should have essentially the same value as the New Common Stock.

8.    The other proposed modifications of the Plan are chiefly conforming modifications.

9.    The Effective Date of the Plan was September 30, 2002. On or about the Effective Date, the Debtors paid numerous administrative claimants and entered into the Registration Rights Agreement and the Aircraft Use Agreement as contemplated by the Plan. Kitty Hawk Aircargo also finalized agreements restructuring its leases with Pegasus. However, a number of actions that were to be taken in connection with the Effective Date have yet to occur. Disputed administrative and priority claims have not been paid pending resolution of those disputes. More significantly, none of the Kitty Hawk New Common Stock has been delivered to the Noteholders, the Class 7 unsecured creditors, or Pegasus. The unsecured creditors have not received any of the consideration that the Plan provides they will receive.

10.    The proposed modifications are in the best interests of these estates. Any dispute between Kitty Hawk and the DOT threatens Kitty Hawk’s viability as a reorganized company. The Reorganized Debtors have proposed the modifications in good faith and in an effort to resolve a concern of the DOT by agreement.

Order Granting Second Motion to Modify Debtors’

Final Joint Plan of Reorganization

Exhibit 99.1

11.    The Court’s oral Findings of Fact on the record at the hearing are also incorporated herein by reference.

12.    To the extent that any provision designated herein as a Finding of Fact is more properly characterized as a Conclusion of Law, it is adopted as such.

The Court concludes that:

A.    This is a core proceeding within the meaning of 28 U.S.C. ‘ 157(b)(2)(L). This matter arises under title 11, and jurisdiction is vested in this Court to enter a final order by virtue of 28 U.S.C. ‘ 1334(a) and (b), 28 U.S.C. “ 151, 157(a) and (b)(1), and the Standing Order of Reference in this District.

B.    Notice of the Motion was appropriate under all the circumstances and complied with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules. The opportunity for a hearing on these matters was full and adequate.

C.    Because no party in interest opposes the Motion and the related modification of the Plan and because the consideration being provided to the affected Noteholders is essentially the same as that provided in the Plan, no additional solicitation is required under 11 U.S.C. §1125. The proponent of the modifications has complied with the requirements of section 1125.

D.    The Plan modifications will not alter the Court’s earlier conclusion that the Plan complies with sections 1122 and 1123 of Title 11.

E.    The Plan may be modified in accordance with 11 U.S.C. §1127(b).

F.    The Court’s oral Conclusions of Law on the record at the hearing are incorporated herein by reference.

G.    To the extent that any provision designated herein as a Conclusion of Law is more properly characterized as a Finding of Fact, it is adopted as such.

Order Granting Second Motion to Modify Debtors’

Final Joint Plan of Reorganization

Exhibit 99.1

Based on the Court’s findings of fact and conclusion of law, IT IS THEREFORE ORDERED that the Motion is granted.

IT IS FURTHER ORDERED that the Plan Modifications attached hereto as Exhibit A shall be incorporated into the Debtors’ Final Joint Plan of Reorganization, as Modified and filed with the Clerk within ten (10) days of the entry of this Order and such Debtors’ Final Joint Plan of Reorganization, as Modified shall be the controlling plan of reorganization for these Debtors.

IT IS FURTHER ORDERED that Kitty Hawk, Inc. is authorized to issue the Warrants.

IT IS FURTHER ORDERED that the distribution of the Warrants to holders of Allowed Noteholder Claims pursuant to the Plan shall be exempt from any and all federal, state and local laws requiring the registration of such security, to the extent provided by section 1145 of the Bankruptcy Code.

IT IS FURTHER ORDERED that the Second Amended and Restated Certificate of Incorporation of Kitty Hawk, Inc. shall be amended to reduce the par value of the New Common Stock from $0.01 to $0.000001.

SIGNED: 1/29/03	/s/ Barbara Houser
HONORABLE BARBARA HOUSER UNITED STATES BANKRUPTCY JUDGE

Order Granting Second Motion to Modify Debtors’

Final Joint Plan of Reorganization

Exhibit A to Order Granting Second Motion to Modify Debtors’

Final Joint Plan of Reorganization

Plan Modifications

1.	The definition of Distribution Date shall be amended to provide as follows:

“Distribution Date” means the date the Reorganized Debtors commence distributions under the Plan. In the case of distributions of cash to the Indenture Trustee on account of the Noteholders’ Adequate Protection Claim or the Noteholders’ Class 2 Claims, the Distribution Date shall be September 30, 2002. In the case of distributions of New Common Stock to the Noteholders, the Distribution Date shall be a date that is within thirty (30) business days following entry of the Modification Order or such other date as agreed to by the Reorganized Kitty Hawk and the Indenture Trustee.

2.	The definition of Quarterly Surplus Distribution Date shall be amended to provide as follows:

“Quarterly Surplus Distribution Date” means the last day, or if the last day is not a Business Day, the first Business Day after the end, of the months of March, June, September and December.

3.	The definitions shall be amended to add the following:

“Class 7 Notice” means the Notice To, and Request for Information From, Holders of Class 7 Claims Against Kitty Hawk, Inc.

“Modification Order” means the Order approving modification or amendment of the Debtors’ Final Joint Plan of Reorganization to provide for the distribution of Warrants in lieu of New Common Stock to the extent necessary to limit the New Common Stock held by Non-U.S. Citizens to 22.5% of the issued New Common Stock.

“Non-U.S. Citizen” means (i) a person who has responded to the Noteholder Notice or Class 7 Notice and stated under oath that it is not a U.S. citizen as that term is defined by 49 U.S.C. § 40102(a)(15) or (ii) a person who has not responded to the Noteholder Notice or Class 7 Notice (if so requested to respond) at the time of an issuance of New Common Stock.

“Noteholder Notice” means the Notice To, and Request for Information From, Beneficial Owners of 9.95% Senior Secured Notes Due 2004 of Kitty Hawk, Inc.

“U.S. Citizen” means a person who is a U.S. citizen as that term is defined by 49 U.S.C. § 40102(a)(15).

“Warrants” means the warrants in the form attached to this Plan as Exhibit “A” for affiliates and Exhibit “B” for non-affiliates for the purchase of New Common Stock at an exercise price of $0.000001 per share distributed to Non-U.S. Citizens in lieu of New Common Stock and exercisable only by a person who certifies that it is a U.S. Citizen.

4.	Section 3.1(d) of the Final Plan shall be amended to provide as follows:

Treatment of the Noteholders’ Adequate Protection Claim.    The Noteholders’ Adequate Protection Claim shall be satisfied in full by the delivery to the Indenture Trustee on behalf of the Noteholders of the Noteholders’ Cash Payment and 81% of the New Common Stock, both of which, subject to the Indenture Trustee’s liens, shall be distributed ratably to the Noteholders; provided however, that to the extent the total New Common Stock distributable to Non-U.S. Citizens exceeds 22.5% of the total outstanding New Common Stock, the Noteholders who are Non-U.S. Citizens will ratably receive, in lieu of New Common Stock, Warrants so that the total New Common Stock held by Noteholders who are Non-U.S. Citizens is not more than 21.5% of the total issued New Common Stock. As additional consideration for the Noteholders’ Adequate Protection Claim, the Reorganized Debtors shall execute the Aircraft Use Agreement and the Registration Rights Agreement. Upon the Indenture Trustee’s receipt of the Noteholders’ Cash Payment and 81% of the New Common Stock or Warrants to purchase New Common Stock, the Indenture Trustee and the Noteholders shall be deemed to have released any and all claims, including, but not limited to, claims under Section 506(c), against the Bank Group. On the Effective Date, the Debtors shall also waive their Section 506(c) claims against the Bank Group.

5.	Section 3.1(f) of the Final Plan shall be amended to provide as follows:

Treatment of Pegasus and Wren Claims.    The Reorganized Debtors shall satisfy the obligations of Aircargo under its aircraft leases with Pegasus by (i) paying $100,000 in past due rent to Pegasus on the Effective Date; (ii) paying a $1 million termination fee to Pegasus in full satisfaction of all remaining claims under the lease of N264US; (iii) purchasing N69735 and N77780 from Pegasus for $750,000 financed by Pegasus over twelve months; (iv) entering into restructured lease agreements with 24 month terms on the following planes at the following monthly lease rates: N579PE at $65,000; N916PG at $75,000; N79748 at $85,000; and N936PG at $85,000 with maintenance reserves for each of the preceding planes reduced to 50% of existing reserves; (v) modifying the Airframe return conditions of the leased aircraft so that they will be satisfied by the payment of $750,000 per airframe with unused maintenance reserves for C and D checks paid to date and in the future available to satisfy airframe return conditions. The treatment of Pegasus’ claims is more fully explained in the aircraft purchase agreements, notes, security agreements and restructured leases included in the Plan Supplement. In the event of any discrepancy between this paragraph and the documents in the Plan Supplement, the documents in the Plan Supplement control. The obligations of Aircargo under its lease with Wren will be satisfied by performing the lease under its existing terms. In addition, the Reorganized Debtors will deliver 2,500,000 shares of New Common Stock to Pegasus within thirty (30) business days after the entry of the Modification Order. Wren will receive no New Common Stock.

6.	Section 6.2 of the Final Plan shall be amended to provide as follows:

Distribution of Creditors’ New Common Stock.    Reorganized Kitty Hawk shall distribute all of the New Common Stock to be distributed under the Plan. The initial distribution of New Common Stock on account of Allowed Claims other than the Claims of Noteholders and Pegasus shall be as soon as economically reasonable given the need to resolve Disputed Class 7 Claims. Reorganized Kitty Hawk may employ or contract with other entities to assist in or perform the distribution of New Common Stock. The initial distributions of New Common Stock and Warrants to the Noteholders and of New Common Stock to Class 7 shall be pro rata as if the total Allowed Claims in each such Class is the maximum amount if all disputed, unliquidated, contingent or otherwise objectionable Claims were resolved in the Claimant’s favor. Reorganized Kitty Hawk will not make a distribution to disputed, contingent, unliquidated or objected to Claims until entry of an Order of the Bankruptcy Court involving the dispute or objection. Stock held for possible distribution will be held in the Noteholder and Class 7 Stock Reserve Surplus Accounts. On each Quarterly Surplus Distribution Date, Reorganized Debtors shall distribute to holders of Allowed Noteholders and Class 7 Claims, in accordance with the terms of the Plan, all shares in the Class 7 Stock Reserve Surplus Account and the Noteholder Stock Reserve Surplus Account, provided however, that if, in Reorganized Debtors’ judgment, the aggregate value of the shares remaining in the Noteholder Stock Reserve Surplus Account or the Class 7 Stock Reserve Surplus Account is less than can be economically distributed, Reorganized Debtors may elect to hold such shares and distribute them on the next Quarterly Surplus Distribution Date.

Reorganized Kitty Hawk may designate the Indenture Trustee and/or the Senior Notes Custodian as the disbursing agent for all New Common Stock and Warrants to be issued to Noteholders. Distributions will be made to the Noteholders that appear as Noteholders of record on the records of the Debtors, Trustee and/or Senior Note Custodians, determined as of the close of business on October 21, 2002. Distributions will be made as soon after the Distribution Date as practicable. For purposes of distributions of any New Common Stock or Warrants to Noteholders, neither Reorganized Kitty Hawk, the Indenture Trustee, nor any Senior Notes Custodian shall be required to recognize any transfer of legal or beneficial ownership of a Senior Note that occurs after October 21, 2002. Reorganized Kitty Hawk shall pay all reasonable fees and expenses of the Indenture Trustee and/or a Senior Notes custodian in acting as distribution agent as and when such fees and expense become due without further order of the Bankruptcy Court.

To the extent that a Noteholder Claim is a Disputed or undetermined Claim on the Distribution Date for New Common Stock, the distribution of New Common Stock or Warrants allocable to the Disputed or undetermined portion of such Claim shall be deposited in the Noteholder Stock Reserve Account. To the extent that a Class 7 Claim is a Disputed or undetermined Claim on the Distribution Date for New Common Stock, the distribution of New Common Stock allocable to the Disputed or undetermined portion of such Claim shall be deposited in the Class 7 Stock Reserve Account.

To the extent that a Noteholder or Class 7 Claim is Allowed after the Distribution Date for New Common Stock, the holder thereof shall be entitled to receive the New Common Stock or Warrants reserved with respect to the Allowed amount of such Claim (including Shares representing distributions of Debtor’s shares from the Noteholder Stock Reserve Surplus Account or the Class 7 Stock Reserve Surplus Account).

7.	Paragraph 1 of Section 6.4 (entitled Surrender and Cancellation of Old Securities) of the Final Plan will be amended to provide as follows:

As of October 21, 2002, the transfer ledgers with respect to the Senior Notes shall be closed. As against Reorganized Kitty Hawk, the Noteholders shall have only the rights granted under this Plan. Reorganized Kitty Hawk in conjunction with the Indenture Trustee requested from any Senior Notes Custodian a list of the Noteholders of record, determined as of October 21, 2002. The Indenture Trustee or a third party it designates (whichever being the “Registrar”) shall thereafter from such list(s) maintain a registry of the legal owners of the rights under this Plan held on account of Senior Notes. The Registrar shall be under no obligation to make a change in the registry unless it receives and acknowledges a written request for a change from a party then appearing on the registry. The Registrar may issue reasonable rules applicable to any request for a change in the registry. Reorganized Kitty Hawk shall have no obligation or power to change the registry maintained by the Registrar or, after the Effective Date, to recognize a transfer of a Senior Note or of rights under this Plan on account of a Senior Note.

8.	Section 8.6 of the Final Plan will be amended to provide as follows:

Authorization and Issuance of New Common Stock and Warrants.    The Confirmation Order shall authorize 65,000,000 shares of capital stock in the Reorganized Debtors, classified as (i) 62,000,000 shares of the New Common Stock and (ii) 3,000,000 shares of preferred stock, $0.01 par value. The Reorganized Debtors shall have 50,000,000 shares of the New Common Stock issued and outstanding. The remaining 12,000,000 shares of New Common Stock and 3,000,000 shares of preferred stock shall be reserved for issuance by action of the Board of Directors selected in the manner described in Section 8.4 of the Plan. The Modification Order shall authorize issuance of the Warrants.

9.	Section 8.8 of the Final Plan will be amended to provide as follows:

Registration Exemption for Debtors’ New Common Stock and Warrants Distributed to Creditors.    The Confirmation Order shall provide that the distribution of the New Common Stock to holders of Allowed Claims pursuant to the Plan and the Amended Certificate of Incorporation shall be exempt from any and all federal, state and local laws requiring the registration of such security, to the extent provided by section 1145 of the Bankruptcy Code. The Modification Order shall provide that the distribution of the Warrants to holders of Allowed Noteholder Claims pursuant to the Plan shall be exempt from any and all federal, state and local laws requiring the registration of such security, to the extent provided by section 1145 of the Bankruptcy Code.

10.	Section 8.10 of the Final Plan will be amended to provide as follows:

Corporate Action.    Upon entry of the Confirmation Order, the following shall be and be deemed authorized and approved in all respects: (i) the filing by Reorganized Kitty Hawk of the Amended Certificate of Incorporation, (ii) the Amended Bylaws, (iii) the mergers contemplated by Section 8.3 of the Plan, and (iv) the issuance of the New Common Stock. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Kitty Hawk shall file with the Secretary of State of the State of Delaware, in accordance with applicable state law, the Amended Certificate of Incorporation which shall conform to the provisions of the Plan and prohibit the issuance of non-voting equity securities. On the Effective Date, the matters provided under the Plan involving the capital and corporate structures and governance of the Reorganized Kitty Hawk, including the mergers effectuated pursuant to Section 8.3 of the Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to applicable state laws without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Kitty Hawk. On the Effective Date, the Reorganized Debtors shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by the Plan and the Disclosure Statement. The Modification Order shall authorize an Amendment of the Second Amended and Restated Certificate of Incorporation of Kitty Hawk, Inc. to reduce the par value of the New Common Stock from $0.01 to $0.000001.